                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

      The following is a list of the subsidiaries of Monadnock Bancorp, Inc. following the conversion:

       Name                                   State of Incorporation
------------------------                      ----------------------
Monadnock Community Bank                      Federal